Exhibit 99.1

CONTACTS: FOR IMMEDIATE RELEASE	State National Companies, Inc. David Hale, COO & CFO 817-265-2000 Dennard • Lascar Associates Rick Black 713-529-6600

State National Companies Reports First Quarter 2017 Results

Company Raises 2017 Outlook

BEDFORD, TX — May 10, 2017 — State National Companies, Inc. (NASDAQ: SNC), a leading specialty provider of property and casualty insurance services, today reported its financial results for the first quarter ended March 31, 2017. The Company also raised its 2017 earnings per share outlook.

Key Highlights - First Quarter 2017 Financials Compared to the First Quarter 2016:

•                  Total revenues were $59.0 million, up 18%

•                  Premiums earned were $36.5 million, an increase of 15%

•      Ceding fees were $17.6 million, up 9%

•                  Net income was $11.5 million, an increase of 19%

•                  EPS of $0.27, up from $0.23

•                  EBITDA was $19.4 million, up 17%

Commenting on the results, State National’s Chairman and Chief Executive Officer, Terry Ledbetter, said, “We generated strong growth in the first quarter in both business segments compared to the prior year that led to increased earnings and EBITDA. In Lender Services, premiums earned grew 15 percent in the first quarter and ceding fees in our Program Services segment grew 9 percent for the quarter.

In early May, we were pleased to announce the addition of two significant client relationships in Program Services that have begun writing with us in the second quarter. These clients both bring existing books of business to State National and together are expected to produce annual premiums of approximately $200 million. Furthermore, we continue to see a high level of Program Services activity in our sales pipeline as a result of our increased sales efforts and the elevated profile of State National in the marketplace.”

In both Lender and Program Services, favorable industry trends underscore our firm belief that we are well positioned for continued growth and profitability,” added Ledbetter.

Total revenues in the first quarter of 2017 were $59.0 million, up 18% from $50.1 million in the first quarter of 2016.  Net income was $11.5 million, or $0.27 per diluted share, in the first quarter of 2017, compared to net income of $9.7 million, or $0.23 per diluted share, for the same period in 2016. Realized investment gains were $1.9 million in the first quarter of 2017, up from a loss of $0.6 million in the first quarter of 2016. The impact of the realized net investment gains and losses (net of tax) for the first quarter of 2017 was $0.04 per diluted share.

Lender Services Segment

In Lender Services, the Collateral Protection Insurance, or CPI, business is fully vertically integrated as State National manages all aspects of the CPI business for its clients, including policy issuance and administration, underwriting and claims, which we believe is a competitive advantage in the marketplace. Additionally, the Company differentiates itself from competitors by establishing long-term relationships with clients and providing high-quality service and advanced technology to more than 600 customers and tracking over 6 million loans as of March 31, 2017.

In the first quarter of 2017, net premiums written from the Lender Services segment were $33.8 million, an increase of $6.8 million, or 25%, from the first quarter of 2016. Net premiums earned were $36.5 million in the first quarter of 2017, an increase of $4.8 million, or 15%, from the first quarter of 2016. Contributing to this increase in Lender Services premiums are sales of new accounts and loan portfolio growth from existing accounts driven by continued high levels of automobile sales, rising average automobile loan sizes and an aging U.S. automobile fleet.

Losses and loss adjustment expenses were $19.1 million in the first quarter of 2017, compared to $14.6 million in the same period last year.  The loss ratio increased to 52% in the first quarter of 2017, primarily related to increased claim severity, which we expect to decrease throughout the remainder of the year. The net expense ratio decreased to 39% in the first quarter 2017 from 41% in the first quarter 2016, which resulted in an increase in our net combined ratio for the quarter of 91% compared to 87% in the same period of 2016. Our long-term objective for our Lender Services business is to achieve a net combined ratio of 85% to 90%.

Program Services Segment

The Program Services segment provides fronting to general agents and insurance carriers to leverage State National’s “A” (Excellent) A.M. Best rating with its expansive licenses and trusted reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  State National issues the policy, and the reinsurer assumes the risk.

In the first quarter of 2017, total revenues from the Program Services segment were $17.6 million, an increase of $1.4 million, or 9%, from the first quarter of 2016.  The growth in revenues was driven by increased ceding fees from both new and existing client programs.

General and Administrative Expenses

General and administrative expenses in the first quarter of 2017 increased to $19.1 million from $17.0 million in the first quarter of 2016, reflecting investment in strategic growth and increased consulting fees.

Balance Sheet

State National’s balance sheet reflects low financial leverage with only $43.8 million of debt.  This debt has limited covenant requirements and is interest-only until the early to mid-2030s.

State National’s investment portfolio has a short duration and consists primarily of fixed income securities, the majority of which have investment grade ratings. The portfolio is laddered to allow for reinvestment of funds as rates change.

Approximately $2.4 billion of State National’s assets are comprised of reinsurance recoverables that are primarily related to the Program Services segment.  Offsetting these recoverables are unpaid losses, loss adjustment expenses and unearned premium liabilities for the same segment. Recoverables of approximately $1.7 billion are secured by collateral held in trust funds for our benefit or letters of credit.  The remainder is ceded to highly rated, well capitalized reinsurers.

2017 Outlook

State National is raising its 2017 outlook range for diluted adjusted earnings per share to $1.18 to $1.26 up from the Company’s prior range of $1.13 to $1.21.

Conference Call

State National will host a conference call tomorrow, May 11, 2017, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss its first quarter 2017 results.  To access the call live, dial (412) 902-0030 and use the conference ID number 13660211# at least 10 minutes prior to the start time.  Alternatively, investors can listen live over the Internet by visiting the Company’s website at http://ir.statenational.com/.  For those who cannot listen to the live call, a telephonic replay will be available through May 18, 2017 and may be accessed by calling (201) 612-7415 and using pass code 13660211#.  Also, an archive of the webcast will be available after the call for at least 90 days on the “Investor Relations” section of the Company’s website at http://www.statenational.com/.

Non-GAAP Reconciliation

The last page of this press release provides a reconciliation of EBITDA, a non-GAAP financial measure, to net income, its most directly comparable financial measure calculated and presented in accordance with GAAP.

About State National Companies, Inc.

State National Companies, Inc. (NASDAQ: SNC) is a leading specialty provider of property and casualty insurance services operating in two niche markets across the United States.  In its Lender Services segment, the Company specializes in providing collateral protection insurance which insures personal automobiles and other vehicles held as collateral for loans made by credit unions, banks and specialty finance companies.  In its Program Services segment, the Company leverages its “A” (Excellent) A.M. Best rating, expansive licenses and reputation to provide access to the U.S. property and casualty insurance market in exchange for ceding fees.  To learn more, please visit www.statenational.com.  State National routinely posts important Company information on its website.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of collateral protection insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing  or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except for share and per share information)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets:
Investments:
Fixed-maturity securities — available-for-sale, at fair value (amortized cost — $373,431, $329,994, respectively)	$376,834	$332,107
Equity securities — available-for-sale, at fair value (cost — $2,282, $3,271, respectively)	2,394	3,224
Total investments	379,228	335,331

Cash and cash equivalents	49,133	91,698
Restricted cash and investments	4,003	2,958
Accounts receivable from agents, net	75,377	35,964
Reinsurance recoverable on paid losses	1,636	1,430
Deferred acquisition costs	1,161	1,194
Reinsurance recoverables	2,397,488	2,342,864
Property and equipment, net (includes land held for sale — $1,034, $1,034, respectively)	16,441	16,163
Interest receivable	2,129	2,112
Income taxes receivable	—	329
Deferred income taxes, net	27,709	28,858
Goodwill and intangible assets, net	14,714	12,588
Other assets	6,938	5,248
Total assets	$2,975,957	$2,876,737

Liabilities:
Unpaid losses and loss adjustment expenses	$1,746,399	$1,703,706
Unearned premiums	691,233	680,691
Allowance for policy cancellations	58,502	66,418
Deferred ceding fees	33,806	32,226
Accounts payable to agents	1,762	2,639
Accounts payable to insurance companies	53,793	14,871
Debt, net	43,794	43,783
Income taxes payable	5,210	—
Other liabilities	34,208	36,023
Total liabilities	2,668,707	2,580,357

Shareholders’ equity:
Common stock, $.001 par value (150,000,000 shares authorized; 42,173,561 and 41,924,440 shares issued at March 31, 2017 and December 31, 2016, respectively)	42	42
Preferred stock, $.001 par value (10,000,000 shares authorized; no shares issued and outstanding at March 31, 2017 and December 31, 2016)	—	—
Additional paid-in capital	230,388	229,297
Retained earnings	75,205	66,230
Accumulated other comprehensive income	1,615	811
Total shareholders’ equity	307,250	296,380
Total liabilities and shareholders’ equity	$2,975,957	$2,876,737

STATE NATIONAL COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

($ in thousands, except for per share information)

	Three Months Ended
	March 31,	March 31,
	2017	2016
Revenues:
Premiums earned	$36,508	$31,677
Commission income	276	321
Ceding fees	17,645	16,244
Net investment income	2,151	2,040
Realized net investment gains (losses)	1,876	(638)
Other income	531	456
	58,987	50,100

Expenses:
Losses and loss adjustment expenses	18,831	15,089
Commissions	1,574	1,697
Taxes, licenses, and fees	952	702
General and administrative	19,128	16,994
Interest expense	588	537
Total expenses	41,073	35,019

Income (loss) before income taxes	17,914	15,081

Income taxes:
Current tax expense (benefit)	5,709	4,354
Deferred tax expense (benefit)	715	1,057
	6,424	5,411
Net income (loss)	$11,490	$9,670

Net income (loss) per share attributable to common shareholders:
Basic earnings per share	$0.28	$0.23
Diluted earnings per share	0.27	0.23

Dividends, per share	$0.06	$0.06

Weighted-average common shares outstanding — basic	41,613,267	42,343,357
Weighted-average common shares outstanding — diluted	42,495,238	42,396,713

Program Services Segment — Results of Operations

Unaudited

	Three Months Ended
	March 31,
($ in thousands)	2017	2016

Revenues:
Ceding fees	$17,645	$16,244
Total revenues	17,645	16,244

Expenses:
Losses and loss adjustment expenses	(250)	509
Commissions	2	1
Taxes, licenses, and fees	30	8
General and administrative	4,319	3,108
Total expenses	4,101	3,626

Income (loss) before income taxes	$13,544	$12,618

Gross premiums written	$344,998	$271,026
Gross premiums earned	$331,407	$267,025

Lender Services Segment — Results of Operations

Unaudited

	Three Months Ended
	March 31,
($ in thousands)	2017	2016

Revenues:
Premiums earned	$36,508	$31,677
Commission income	276	321
Other income	539	448
Total revenues	37,323	32,446

Expenses:
Losses and loss adjustment expenses	19,081	14,580
Commissions	1,572	1,696
Taxes, licenses, and fees	922	694
General and administrative	11,739	10,607
Total expenses	33,314	27,577

Income (loss) before income taxes	$4,009	$4,869

Net loss ratio	52.3%	46.0%
Net expense ratio	39.0%	41.0%
Net combined ratio	91.3%	87.0%

Gross premiums written	$41,994	$32,459
Net premiums written	$33,837	$27,032

Corporate Segment — Results of Operations

Unaudited

	Three Months Ended
	March 31,
($ in thousands)	2017	2016

Revenues:
Net investment income	$2,151	$2,040
Realized net investment gains (losses)	1,876	(638)
Other income	(8)	8
Total revenues	4,019	1,410

Expenses:
General and administrative	3,070	3,279
Interest expense	588	537
Total expenses	3,658	3,816

Income (loss) before income taxes	361	(2,406)

Income tax expense (benefit)	6,424	5,411

Net income (loss)	$(6,063)	$(7,817)

Non-GAAP Reconciliation

The accompanying information provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, earnings per share, return on equity or any other GAAP measure of liquidity or financial performance.

Earnings before interest, taxes, depreciation and amortization or EBITDA, is considered a non-GAAP financial measure because it reflects adjustments to net income for interest expense, income tax expense, and depreciation and amortization.  Management believes this measure is helpful to investors and analysts because it provides a supplemental measure of evaluating core financial performance between periods.

STATE NATIONAL COMPANIES, INC.

Reconciliation of Non-GAAP Financial Measures

(unaudited)

($ in thousands)

	Three Months Ended
	March 31,
	2017	2016
EBITDA	$19,437	$16,637
Reconciliation of EBITDA:
Net income	$11,490	$9,670
Plus: Interest expense	588	537
Plus: Income tax expense	6,424	5,411
Plus: Depreciation and amortization	935	1,019
EBITDA	$19,437	$16,637

###